As filed with the Securities and Exchange Commission on July 27, 2001

                                       REGISTRATION STATEMENT NO. ______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ------------------------------

                        BORON, LEPORE & ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                       22-2365997
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               1800 VALLEY ROAD
                                WAYNE, NJ 07470
                                (973) 709-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

             AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN
                        ------------------------------
                            (Full Title of the Plan)


                               PATRICK G. LEPORE
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       BORON, LEPORE & ASSOCIATES, INC.
                               1800 VALLEY ROAD
                                WAYNE NJ 07470
                                (973) 709-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        ------------------------------

                                With a copy to:
                             JOHN R. LECLAIRE, P.C.
                              GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                        ------------------------------

                                      CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities         Amounts to be         Offering Price Per     Aggregate Offering         Amount of
  Being Registered           Registered (1)            Share (2)                Price            Registration Fee
------------------------------------------------------------------------------------------------------------------

Common Stock, par value         1,200,000                 $14.625            $17,550,000             $4,387.50
 $.01 per share
==================================================================================================================

(1) This Registration Statement covers 1,200,000 shares authorized to be offered under the Amended and Restated 1996 Stock Option and Grant Plan, as amended. In addition, pursuant to Rule 416, this Registration Statement includes such indeterminate number of shares as may be issued in the event of a stock dividend, stock split, reverse stock split, split-up, recapitalization, or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on The Nasdaq National Market on July 25, 2001.

--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     Pursuant to General Instruction E of Form S-8, Boron, LePore & Associates, Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (SEC File No. 333-67681) as previously filed with the Securities and Exchange Commission of November 20, 1998. This Registration Statement is being filed to register an additional 1,200,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's Amended and Restated 1996 Stock Option and Grant Plan.

Item 8.    Exhibits.
           --------

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibits
--------

   *3.1  Third Amended and Restated Certificate of Incorporation
   *3.2  Amended and Restated By-Laws of the Registrant
   *4.1 Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan
    4.2 First Amendment to the Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan
    4.3 Second Amendment to the Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan
    4.4 Third Amendment to the Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock Option and Grant Plan
    5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered
   23.1  Consent of Goodwin Procter LLP (included in Exhibit 5.1)
   23.2  Consent of Arthur Andersen LLP
   24.1 Powers of Attorney (included on signature pages to this Registration Statement)


* Incorporated by reference to the relevant exhibits to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (SEC File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Boron, LePore & Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, New Jersey on this 25th day of July, 2001.

                                    Boron, LePore & Associates, Inc.


                                    By:  /s/ Patrick G. LePore
                                         ---------------------
                                         Patrick G. LePore
                                         Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Patrick G. LePore and Anthony J. Cherichella such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                     DATE
-----------                                -----                     ----

/s/ Patrick G. LePore           Chairman of the Board and        July 25, 2001
------------------------------  Chief Executive (Principal
Patrick G. LePore               Executive Officer)

/s/ Steven M. Freeman           President, Chief Operating       July 25, 2001
------------------------------  Officer and Director
Steven M. Freeman

/s/ Anthony J. Cherichella      Chief Financial Officer,         July 25, 2001
------------------------------  Secretary and Treasurer
Anthony J. Cherichella          (Principal Financial Officer)

/s/ Roger Boissonneault         Director                         July 25, 2001
------------------------------
Roger Boissonneault

/s/ John A. Staley, IV          Director                         July 25, 2001
------------------------------
John A. Staley, IV

/s/ John T. Spitznagel          Director                         July 25, 2001
------------------------------
John T. Spitznagel

/s/ Joseph E. Smith             Director                         July 25, 2001
------------------------------
Joseph E. Smith

/s/ Melvin Sharoky              Director                         July 25, 2001
------------------------------
Melvin Sharoky

/s/ Ronald M. Nordmann          Director                         July 25, 2001
------------------------------
Ronald M. Nordmann

                                 EXHIBIT INDEX




   EXHIBIT NO.                      DESCRIPTION
   -----------                      -----------
       *3.1         Third Amended and Restated Certificate of Incorporation

       *3.2         Amended and Restated By-Laws of the Registrant

       *4.1         Boron, LePore & Associates, Inc. Amended and Restated 1996 Stock Option and
                    Grant Plan

        4.2         First Amendment to the Boron, LePore & Associates, Inc. Amended and Restated
                    1996 Stock Option and Grant Plan

        4.3         Second Amendment to the Boron, LePore & Associates, Inc. Amended and Restated
                    1996 Stock Option and Grant Plan

        4.4         Third Amendment to the Boron, LePore & Associates, Inc. Amended and Restated
                    1996 Stock Option and Grant Plan

        5.1         Opinion of Goodwin Procter LLP as to the legality of the securities being registered

       23.1         Consent of Goodwin Procter LLP (included in Exhibit 5.1)

       23.2         Consent of Arthur Andersen LLP

       24.1         Powers of Attorney (included on signature pages to this Registration Statement)


* Incorporated by reference to the relevant exhibit to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (SEC File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.